Exhibit 99.1

Supplemental Financial and Operating Information

December 31, 2022

WOODLAND MALL

PLYMOUTH MEETING MALL
Burlington
DICK'S
MILLER'S

ZARA

www.preit.com

OTCQB: PRET

OTCQB: PRETL, PRETM, PRETN

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

December 31, 2022

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations (FFO) for the Three Months and Year Ended December 31, 2022	5

Market Capitalization and Capital Resources	6

Operating Results

Statements of Operations – Three Months and Year Ended December 31, 2022 and 2021	7

Computation of Earnings Per Share - Three Months and Year Ended December 31, 2022 and 2021	8

Reconciliation of Net Operating Income (NOI) and EBITDAre (Non-GAAP Measures) – Three Months and Year Ended December 31, 2022 and 2021	9

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income (NOI) from Consolidated Properties (Non-GAAP Measure) - Three Months Ended December 31, 2022 and 2021	10

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income (NOI) from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended December 31, 2022 and 2021	11

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income (NOI) from Consolidated Properties (Non-GAAP Measure) - Year Ended December 31, 2022 and 2021	12

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income (NOI) from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Year Ended December 31, 2022 and 2021	13

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations (FFO) and Funds Available for Distribution (FAD) (Non-GAAP Measures) – Three Months and Year Ended December 31, 2022 and 2021	14

Condensed Consolidated Balance Sheets	15

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)	16

Operating Statistics

Leasing Activity Summary – Three Months and Year Ended December 31, 2022	17

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	19

Mall Occupancy Percentage and Sales Per Square Foot	20

Top Twenty Tenants as of December 31, 2022	21

Lease Expirations as of December 31, 2022	22

Property Information as of December 31, 2022	23

Balance Sheet

Investment in Real Estate - Consolidated Properties	26

Investment in Real Estate - Equity Method Investments at Ownership Share	27

Capital Expenditures – Three Months and Year Ended December 31, 2022	28

Debt Analysis as of December 31, 2022	29

Debt Schedule as of December 31, 2022	31

Selected Debt Ratios	32

Forward Looking Statements	33

Definitions	34

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (OTCQB:PRET) is a publicly traded real estate investment trust (REIT) that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT’s robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. The portfolio consists of 23 retail properties, 22 of which are operating properties and one is a development property. The 22 operating retail properties have a total of 18.3 million square feet and include 19 shopping malls and three other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Mario Ventresca

EVP & CFO

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0703

Heather Crowell

heather@gregoryfca.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

INVESTOR RELATIONS

Heather Crowell

heather@gregoryfca.com

PREIT Reports Fourth Quarter and Full Year 2022 Results

Core Mall Total Occupancy Grew to 94.8%

Core Mall Non-Anchor Occupancy Increased 240 Basis Points to 92.1%

Core Mall Sales Per Square Foot Were $606 in January, Growing 1.7% Over December 2022

Average Renewal Spreads Were 1.1% for the Year Ended December 31, 2022

Philadelphia, March 22, 2023 - PREIT (OTC:PRET) today reported results for the three months and year ended December 31, 2022. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended December 31,		Year Ended December 31,
(per share amounts)	2022	2021	2022	2021
Net loss - basic and diluted	$(7.81)	$(6.52)	$(33.06)	$(30.56)
FFO	$(0.93)	$2.50	$(0.55)	$0.81
FFO, as adjusted	$(0.88)	$2.40	$(1.18)	$(0.56)

“As we reflect on our performance, we are pleased with what the team accomplished in the face of increasing economic pressure facing businesses and consumers, delivering new-to-portfolio tenants and robust leasing results including diverse uses and raising capital through opportunistic asset sales,” said Joseph F. Coradino, Chairman and CEO of PREIT. “In spite of the macroeconomic pressures, the prognosis for retail remains positive. The consumer has rediscovered the enclosed mall and is embracing the new experiences we are offering."

•
Same Store NOI, excluding lease termination revenue, decreased 7.7% and 0.3% for the three months and year ended December 31, 2022 compared to the same periods ended December 31, 2021, respectively, driven by outsized credit recoveries in 2021 and an increase in operating costs.
•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 150 basis points to 94.8% compared to the year ended December 31, 2021. Core Mall non-anchor Occupancy improved 240 basis points to 92.1% compared to the year ended December 31, 2021.

•
Core Mall total leased space, at 95.7%, exceeds occupied space by 90 basis points, and Core Mall non-anchor leased space, at 93.4%, is higher than occupied space by 130 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended December 31, 2022, core mall comparable sales grew to $596 per square foot, compared to $539 in 2019. Comparable sales demonstrated further improvement in January, rising to $606 per square foot.
•
Average renewal spreads for the three months and year ended December 31, 2022 were -5.6% and 1.1%, respectively.
•
The Company made notable advances in its capital-raising efforts, including the sale of Cumberland Mall and several outparcels. Since the beginning of 2022, the Company sold assets generating just over $141 million in gross proceeds. As part of its debt reduction plan, the Company has applied asset sale proceeds and excess cash from operations to pay down debt by $184 million through January 31, 2023.

Leasing and Redevelopment

•
337,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of over $7.4 million.
•
Construction is underway on the new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD, with an anticipated opening in the third quarter of 2023.
•
Tilted 10 opened Phase I of its planned two-level indoor family entertainment center at Willow Grove Park in March, adding family entertainment to this locally-loved destination shopping experience. The balance of the facility is expected to open in spring 2023.
•
At Moorestown Mall, construction is underway for the new state-of-the-art Cooper University Healthcare facility and the 375-unit Pearl apartment development, following completion of the sale of land in the second quarter of 2022.
•
Tenant construction is underway for a new prototype, 32,000 square foot, LEGO® Discovery Center at Springfield Town Center with expected opening in third quarter 2023. Burlington has also executed a lease for a 30,000 square foot location with an anticipated opening later this year. Approvals were obtained for the development of 460 apartments and a 165-room hotel, setting the stage for sale of these parcels in summer 2023.

Primary Factors Affecting Financial Results for the Three Months Ended December 31, 2022 and 2021

•
Net loss attributable to PREIT common shareholders was $41.5 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $(7.81) per basic and diluted share for the three months ended December 31, 2022, compared to net loss attributable to PREIT common shareholders of $34.5 million, or $(6.52) per basic and diluted share for the three months ended December 31, 2021.
•
Funds from Operations decreased in the three months ended December 31, 2022 compared to the prior year period primarily due to lower NOI from Same Store properties as a result of declines in expense recoveries and sales, Non-Same Store properties as a result of the sale of our interest in Gloucester Premium Outlets and Cumberland Mall as well as higher interest expense.
•
FFO for the three months ended December 31, 2022 was $(0.93) per diluted share and OP Unit compared to $2.50 per diluted share and OP Unit for the three months ended December 31, 2021.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months and year ended December 31, 2022 and 2021 is included on page 15.

Liquidity and Financing Activities

As of December 31, 2022, the Company had $107.5 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $119.9 million. The Company extended the maturity date of its Credit Facilities to December 10, 2023 and is pursuing all available alternatives to address this upcoming maturity.

Additionally, the Fashion District Philadelphia partnership has continued to fund required paydowns of the Fashion District Philadelphia mortgage.

Asset Dispositions

During the quarter, the Company executed on the sale of Cumberland Mall for $44.6 million in gross proceeds, facilitating the repayment of the $39.0 million mortgage loan balance.

The Company also completed the sale of a former department store space at Valley View Mall for gross proceeds of $2.6 million.

Subsequent to the end of the quarter, the Company closed on the sale of its Whole Foods parcel at Plymouth Meeting Mall for $27 million.

2023 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday, March, 22 2023, to review the Company’s results and future outlook. To listen to the call, please dial 1(888) 330-2024 (domestic toll free), or 1(646) 960-0187 (international), and request to join the PREIT call, Conference ID 9326912, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (OTC:PRET) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Rounding

Certain summarized information in the tables included may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations (1)

For the Three Months and Year Ended December 31, 2022 as compared to the Three Months and Year Ended December 31, 2021

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended December 31, 2022	Per Diluted Share and OP Unit	Year Ended December 31, 2022	Per Diluted Share and OP Unit
Funds from Operations, as adjusted December 31, 2021	$13,055	$2.40	$(3,018)	$(0.56)

Changes - Q4 2021 to Q4 2022

Contribution from anchor replacements and new box tenants	593	0.11	1,575	0.29
Impact from bankruptcies	(12)	-	179	0.04
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(1,638)	(0.30)	1,193	0.22
Lease termination revenue	803	0.15	1,003	0.19
Credit losses	(1,389)	(0.26)	(1,992)	(0.37)
Other	(2,364)	(0.43)	(3,800)	(0.70)
Same Store NOI(1) from unconsolidated properties	(97)	(0.02)	195	0.04
Same Store NOI	(4,104)	(0.75)	(1,647)	(0.29)
Non Same Store NOI	(2,646)	(0.49)	(30,572)	(5.63)
General and administrative expenses	(1,816)	(0.34)	5,810	1.07
Capitalization of leasing costs	(145)	(0.03)	(34)	(0.01)
Other	1,041	0.18	40,406	7.43
Interest expense, net	(10,106)	(1.85)	(17,304)	(3.19)
Funds from Operations, as adjusted December 31, 2022	(4,721)	(0.88)	(6,359)	(1.18)
Provision for employee separation expense	(283)	(0.05)	(277)	(0.05)
Insurance recoveries	(5)	-	(7)	-
Gain on sale of preferred equity interest	-	-	3,688	0.68
Funds from Operations, December 31, 2022	$(5,009)	$(0.93)	$(2,955)	$(0.55)

(1) Funds from Operations and NOI are non-GAAP measures. See definitions of Funds from Operations and NOI on page 34.

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	December 31, 2022	December 31, 2021
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	5,356	5,347
OP Units Outstanding	69	69
Total Common Shares and OP Units Outstanding	5,425	5,416
Equity Market Capitalization—Common Shares and OP Units	$6,347	$82,855
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$390,097	$466,605

DEBT CAPITALIZATION
Secured Debt Balance (1)	$2,112,693	$2,253,673

TOTAL MARKET CAPITALIZATION	$2,502,790	$2,720,278

Equity Capitalization/Total Market Capitalization	15.6%	17.2%
Debt Capitalization/Total Market Capitalization	84.4%	82.8%

CAPITAL RESOURCES
Cash and Cash Equivalents	$36,945	$69,043
Revolving Facility	130,000	130,000
Amount Outstanding	(22,481)	(54,549)
Available Revolving Facility (2)	107,519	75,451
Term Loans	1,138,404	1,120,751
Amount Borrowed	(1,138,404)	(1,120,751)
Available Term Loans	-	-
TOTAL	$144,464	$144,494

(1) Includes all consolidated mortgages, term loans, and revolving credit facility, as well as our share of mortgage debt from unconsolidated equity method investments, which includes $52.2 million and $97.3 million of secured debt from our share of the FDP Term Loans as of December 31, 2022 and December 31, 2021 and $107.0 million and $57.8 million from our share of the FDP Partnership Loan as of December 31, 2022 and December 31, 2021, respectively.

(2) The available First Lien Revolving Facility borrowings are subject to covenants that may restrict amounts that can be borrowed.

Pennsylvania Real Estate Investment Trust

Statements of Operations – Three Months and Year Ended December 31, 2022 and 2021

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands of dollars)	2022	2021	2022	2021
REVENUE:
Real estate revenue:
Lease revenue	$73,277	$76,502	$271,750	$270,065
Expense reimbursements	4,633	4,078	17,856	16,514
Other real estate revenue	2,418	4,462	5,719	9,290
Total real estate revenue	80,328	85,042	295,325	295,869
Other income	325	131	702	561
Total revenue	80,653	85,173	296,027	296,430
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,515)	(26,034)	(107,026)	(105,933)
Utilities	(3,350)	(2,901)	(14,819)	(12,473)
Other property operating expenses	(2,884)	(2,596)	(9,469)	(9,176)
Total property operating expenses	(32,749)	(31,531)	(131,314)	(127,582)
Depreciation and amortization	(27,559)	(29,319)	(113,083)	(117,986)
General and administrative expenses	(11,567)	(9,751)	(43,760)	(49,570)
Other (expenses) income	(307)	(130)	(451)	55
Total operating expenses	(72,182)	(70,731)	(288,608)	(295,083)
Interest expense, net (1)	(41,287)	(32,896)	(141,760)	(128,031)
Gain on debt extinguishment, net	—	—	—	4,587
Impairment of assets	(1,831)	(8,374)	(44,101)	(9,938)
Reorganization expenses	—	—	—	(267)
Total expenses	(115,300)	(112,001)	(474,469)	(428,732)
Equity in loss of partnerships (2)	(2,206)	(1,303)	(6,145)	(3,732)
Gain (loss) on sales of interests in real estate	1,696	11	10,829	(1,180)
Gain (loss) on sale of equity method investment	(77)	—	8,976	—
Gain (loss) on sales of real estate by equity method investee	—	—	—	1,337
Gain on sales of non operating real estate	—	10	10,527	10
Gain on sale of preferred equity interest	—	—	3,688	—
Net loss	(35,234)	(28,110)	(150,567)	(135,867)
Less: net loss attributable to noncontrolling interest	530	443	2,248	3,130
Net loss attributable to PREIT	(34,704)	(27,667)	(148,319)	(132,737)
Less: preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Net loss attributable to PREIT common shareholders	$(41,548)	$(34,511)	$(175,694)	$(160,112)

(1) Net of capitalized interest expense of $73 thousand and $8 thousand for the three months ended December 31, 2022 and 2021, respectively and $0.2 million and $0.2 million for the year ended December 31, 2022 and 2021, respectively.

(2) Equity in loss of partnerships is net of capitalized interest expense of $0 and $9 thousand for the three months ended December 31, 2022 and 2021, respectively, and $8 thousand and $0.3 million for the year ended December 31, 2022 and 2021, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three Months and Year Ended December 31, 2022 and 2021

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net loss used to calculate loss per share—basic and diluted	$(41,548)	$(34,511)	$(175,693)	$(160,112)
Basic and diluted loss per share:	$(7.81)	$(6.52)	$(33.06)	$(30.56)

Weighted average shares outstanding—basic	5,317	5,292	5,314	5,240
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	5,317	5,292	5,314	5,240

(1) The Company had net losses used to calculate earnings per share for the three months and year ended December 31, 2022 and 2021. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate (Non-GAAP Measures) - Three Months and Year Ended December 31, 2022 and 2021

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended December 31, 2022 and 2021 (1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$47,211	$51,218	$(4,007)	(7.8%)	$369	$2,293	$47,580	$53,511
NOI attributable to equity method investments, at ownership share	7,888	7,985	(97)	(1.2%)	(14)	708	7,874	8,693
Total NOI	55,099	59,203	(4,104)	(6.9%)	355	3,001	55,454	62,204
Less: lease termination revenue	852	403	449	111.4%	-	177	852	580
Total NOI excluding lease termination revenue	$54,247	$58,800	$(4,553)	(7.7%)	$355	$2,824	$54,602	$61,624

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Net Operating Income ("NOI") Reconciliation for the Year Ended December 31, 2022 and 2021 (1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$160,234	$162,076	$(1,842)	(1.1%)	$3,778	$6,211	$164,012	$168,287
NOI attributable to equity method investments, at ownership share	29,679	29,484	195	0.7%	1,146	2,686	30,825	32,170
Total NOI	189,913	191,560	(1,647)	(0.9%)	4,924	8,897	194,837	200,457
Less: lease termination revenue	3,247	4,306	(1,059)	(24.6%)	49	323	3,296	4,629
Total NOI excluding lease termination revenue	$186,666	$187,254	$(588)	(0.3%)	$4,875	$8,574	$191,541	$195,828

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(35,235)	$(28,109)	$(150,566)	$(135,867)
Depreciation and amortization:
Consolidated	27,559	29,319	113,083	117,986
Unconsolidated properties at ownership share	2,705	4,322	11,378	13,577
Interest expense:
Consolidated	41,287	32,896	141,760	128,031
Unconsolidated properties at ownership share	7,328	5,613	25,412	21,837
(Gain) loss on sales of interests in real estate	(1,696)	(11)	(10,829)	1,180
(Gain) loss on sale of equity method investment	77	-	(8,976)	-
(Gain) loss on sales of real estate by equity method investee	-	-	-	(1,337)
Gain on debt extinguishment, net	-	-	-	(4,587)
Impairment of assets	1,831	8,374	44,101	9,938
EBITDAre	$43,856	$52,404	$165,363	$150,758

(1) EBITDAre is a non-GAAP measure. See definition on page 35.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended December 31, 2022 and 2021

(in thousands)

	Three Months Ended December 31,
	2022	2021
Net loss	$(35,235)	$(28,109)
Other income	(325)	(131)
Depreciation and amortization	27,559	29,319
General and administrative expenses	11,568	9,751
Other (expenses) income	308	129
Interest expense, net	41,287	32,896
Equity in loss of partnerships	2,206	1,303
Impairment of assets	1,831	8,374
(Gain) loss on sales of interests in real estate	(1,696)	(11)
Loss on sale of equity method investment	77	-
Gain on sales of non operating real estate	-	(10)
NOI from consolidated properties (1)	$47,580	$53,511

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$50,565	$49,237	$1,564	$3,069	$52,129	$52,306
CAM reimbursement income	8,233	8,255	226	424	8,459	8,679
Real estate tax income	6,220	7,305	116	307	6,336	7,612
Percentage rent	5,655	5,981	19	337	5,674	6,318
Lease termination revenue	848	45	-	177	848	222
	71,521	70,823	1,925	4,314	73,446	75,137
Less: credit losses	(190)	1,199	21	166	(169)	1,365
Lease revenue	71,331	72,022	1,946	4,480	73,277	76,502
Expense reimbursements	4,489	3,790	144	288	4,633	4,078
Other real estate revenue	2,114	4,174	305	288	2,419	4,462
Total real estate revenue	77,934	79,986	2,395	5,056	80,329	85,042
Property operating expenses						-
CAM and real estate taxes	(24,839)	(23,725)	(1,677)	(2,308)	(26,516)	(26,033)
Utilities	(3,180)	(2,643)	(170)	(257)	(3,350)	(2,900)
Other property operating expenses	(2,704)	(2,400)	(179)	(198)	(2,883)	(2,598)
Total property operating expenses	(30,723)	(28,768)	(2,026)	(2,763)	(32,749)	(31,531)
NOI from consolidated properties(1)	47,211	51,218	369	2,293	47,580	53,511
Less: Lease termination revenue	848	45	-	177	848	222
NOI from consolidated properties excluding lease termination revenue(1)	$46,363	$51,173	$369	$2,116	$46,732	$53,289
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(9.4%)

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Three Months Ended December 31, 2022 and 2021

(in thousands)

	Three Months Ended December 31,
(in thousands of dollars)	2022	2021
Equity in loss of partnerships	$(2,206)	$(1,303)
Depreciation and amortization	2,705	4,322
Interest expense and other expenses, net	7,376	5,674
NOI from equity method investments at ownership share(1)	$7,875	$8,693
(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$7,899	$7,992	$8	$575	$7,907	$8,567
CAM reimbursement income	1,868	1,814	-	147	1,868	1,961
Real estate tax income	1,012	2,109	-	103	1,012	2,212
Percentage rent	323	727	99	394	422	1,121
Lease termination revenue	4	358	-	-	4	358
	11,106	13,000	107	1,219	11,213	14,219
Less: credit losses	(113)	(174)	-	(5)	(113)	(179)
Lease revenue	10,993	12,826	107	1,214	11,100	14,040
Expense reimbursements	704	771	-	97	704	868
Other real estate revenue	1,423	1,287	-	(42)	1,423	1,245
Total real estate revenue	13,120	14,884	107	1,269	13,227	16,153
Property operating expenses
CAM and real estate taxes	(4,077)	(5,147)	(61)	(387)	(4,138)	(5,534)
Utilities	(384)	(966)	-	(45)	(384)	(1,011)
Other property operating expenses	(771)	(786)	(60)	(129)	(831)	(915)
Total property operating expenses	(5,232)	(6,899)	(121)	(561)	(5,353)	(7,460)
NOI from equity method investments at ownership share(1)	7,888	7,985	(14)	708	7,874	8,693
Less: Lease termination revenue	4	358	-	-	4	358
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$7,884	$7,627	$(14)	$708	$7,870	$8,335
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		3.4%

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Year Ended December 31, 2022 and 2021

(in thousands)

	Year Ended December 31,
	2022	2021

Net loss	$(150,566)	$(135,867)
Other income	(702)	(561)
Depreciation and amortization	113,083	117,986
General and administrative expenses	43,760	49,570
Other (expenses) income	451	(55)
Interest expense, net	141,760	128,031
Impairment of assets	44,101	9,938
Equity in loss of partnerships	6,145	3,732
Gain on debt extinguishment, net	-	(4,587)
(Gain) loss on sales of interests in real estate	(10,829)	1,180
Gain on sale of equity method investment	(8,976)	-
Gain on sales of real estate by equity method investee	-	(1,337)
Reorganization expenses	-	267
Gain on sale of preferred equity interest	(3,688)	-
Gain on sales of interest in non operating real estate	(10,527)	(10)
NOI from consolidated properties(1)	$164,012	$168,287

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$189,707	$183,353	$9,672	$12,481	$199,379	$195,834
CAM reimbursement income	32,347	32,107	1,451	1,718	33,798	33,825
Real estate tax income	26,581	26,874	1,086	1,301	27,667	28,175
Percentage rent	7,576	7,490	210	409	7,786	7,899
Lease termination revenue	2,397	1,394	40	315	2,437	1,709
	258,608	251,218	12,459	16,224	271,067	267,442
Less: credit losses	549	2,541	135	83	684	2,624
Lease revenue	259,157	253,759	12,594	16,307	271,751	270,066
Expense reimbursements	16,839	15,322	1,017	1,192	17,856	16,514
Other real estate revenue	5,212	8,592	507	697	5,719	9,289
Total real estate revenue	281,208	277,673	14,118	18,196	295,326	295,869
Property operating expenses						-
CAM and real estate taxes	(98,561)	(95,961)	(8,465)	(9,972)	(107,026)	(105,933)
Utilities	(13,716)	(11,359)	(1,103)	(1,115)	(14,819)	(12,474)
Other property operating expenses	(8,698)	(8,277)	(772)	(898)	(9,470)	(9,175)
Total property operating expenses	(120,975)	(115,597)	(10,340)	(11,985)	(131,315)	(127,582)
NOI from consolidated properties(1)	160,234	162,076	3,778	6,211	164,012	168,287
Less: Lease termination revenue	2,397	1,394	40	315	2,437	1,709
NOI from consolidated properties excluding lease termination revenue(1)	$157,837	$160,682	$3,738	$5,896	$161,575	$166,578
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(1.8%)

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in (Loss) Income of Partnerships (GAAP Measure) to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Year Ended December 31, 2022 and 2021

(in thousands)

	Year Ended December 31,
(in thousands of dollars)	2022	2021
Equity in loss of partnerships	$(6,145)	$(3,732)
Depreciation and amortization	11,378	13,577
Impairment of assets	-	265
Interest expense and other expenses, net	25,592	22,060
NOI from equity method investments at ownership share(1)	$30,825	$32,170

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

	Same Store		Non Same Store		Total
	2022	2021	2022	2021	2022	2021
Real estate revenue
Base rent	$31,110	$29,844	$1,124	$2,224	$32,234	$32,068
CAM reimbursement income	7,605	7,470	288	567	7,893	8,037
Real estate tax income	3,898	4,791	213	431	4,111	5,222
Percentage rent	1,092	1,394	564	919	1,656	2,313
Lease termination revenue	850	2,912	9	8	859	2,920
	44,555	46,411	2,198	4,149	46,753	50,560
Less: credit losses	(14)	(452)	(20)	20	(34)	(432)
Lease revenue	44,541	45,959	2,178	4,169	46,719	50,128
Expense reimbursements	2,751	2,077	195	426	2,946	2,503
Other real estate revenue	2,884	2,668	35	235	2,919	2,903
Total real estate revenue	50,176	50,704	2,408	4,830	52,584	55,534
Property operating expenses
CAM and real estate taxes	(15,526)	(16,615)	(766)	(1,377)	(16,292)	(17,992)
Utilities	(2,171)	(1,829)	(94)	(185)	(2,265)	(2,014)
Other property operating expenses	(2,801)	(2,776)	(402)	(582)	(3,203)	(3,358)
Total property operating expenses	(20,497)	(21,220)	(1,262)	(2,144)	(21,759)	(23,364)
NOI from equity method investments at ownership share(1)	29,679	29,484	1,146	2,686	30,825	32,170
Less: Lease termination revenue	850	2,912	9	8	859	2,920
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$28,829	$26,572	$1,137	$2,678	$29,966	$29,250
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		8.5%

(1) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss (GAAP Measure) to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three Months and Year Ended December 31, 2022 and 2021

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
FUNDS FROM OPERATIONS (1)

Net loss	$(35,235)	$(28,109)	$(150,566)	$(135,867)
Depreciation and amortization on real estate:
Consolidated properties	27,309	28,993	111,937	116,646
PREIT's share of equity method investments	2,705	4,320	11,378	13,577
(Gain) loss on sales of interests in real estate	(1,696)	(11)	(10,829)	1,180
(Gain) loss on sale of equity method investment	77	-	(8,976)
(Gain) loss on sales of real estate by equity method investee	-	-	-	(1,337)
Impairment of Assets:
Consolidated properties	1,831	8,374	44,101	9,938
PREIT's share of equity method investments	-	-	-	264
Funds from operations attributable to common shareholders and OP Unit holders(1)	(5,009)	13,567	(2,955)	4,401
(Benefit) provision for employee separation expenses	283	25	277	305
(Gain) on hedge ineffectiveness	-	(537)	-	(2,735)
(Gain) on debt extinguishment, net	-	-	-	(4,587)
Insurance recoveries, net	5	-	7	(669)
(Gain) on sale of preferred equity interest	-	-	(3,688)	-
Reorganization expenses	-	-	-	267
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(4,721)	$13,055	$(6,359)	$(3,018)

(1) Funds from Operations is a Non-GAAP measures. See definition on pages 34.

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$(4,721)	$13,055	$(6,359)	$(3,018)
Adjustments:
Straight line rent	(6)	(216)	446	(1,048)
Recurring capital expenditures	(3,625)	(2,595)	(7,526)	(5,873)
Tenant allowances	(2,607)	(3,428)	(7,929)	(10,753)
Amortization of non-cash deferred compensation	577	1,054	1,581	4,570
Capitalized leasing costs	(28)	(173)	(200)	(234)
Amortization of above- and below-market lease intangibles	(243)	(239)	(984)	(933)
Funds available for distribution to common shareholders and OP Unit holders(1)	$(10,653)	$7,458	$(20,971)	$(17,289)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.93)	$2.50	$(0.55)	$0.81
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.88)	$2.40	$(1.18)	$(0.56)
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(1.98)	$1.37	$(3.90)	$(3.20)

Weighted average number of shares outstanding	5,317	5,292	5,314	5,240
Weighted average effect of full conversion of OP Units	69	69	69	103
Effect of common share equivalents	-	72	-	63
Total weighted average shares outstanding, including OP Units	5,386	5,433	5,383	5,406

(1) Non-GAAP measures. See definitions on pages 34-35.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands, except per share amounts)	2022	2021
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,894,944	$3,156,194
Construction in progress	42,659	45,828
Land held for development	2,058	4,339
Total investments in real estate	2,939,661	3,206,361
Accumulated depreciation	(1,370,065)	(1,405,260)
Net investments in real estate	1,569,596	1,801,101
INVESTMENTS IN PARTNERSHIPS, at equity:	7,845	16,525
OTHER ASSETS:
Cash and cash equivalents	22,937	43,852
Tenant and other receivables	40,459	42,501
Intangible assets (net of accumulated amortization of $23,029 and $21,598 at December 31, 2022 and 2021, respectively)	8,623	10,054
Deferred costs and other assets, net	91,902	128,923
Assets held for sale	61,767	8,780
Total assets	$1,803,129	$2,051,736
LIABILITIES:
Mortgage loans payable, net	$749,396	$851,283
Term Loans, net	976,903	959,137
Revolving Facilities	22,481	54,549
Tenants’ deposits and deferred rent	13,264	10,180
Distributions in excess of partnership investments	93,136	71,570
Fair value of derivative instruments	—	8,427
Accrued expenses and other liabilities	69,846	89,331
Liabilities on assets held for sale	2,539	212
Total liabilities	1,927,565	2,044,689
COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY:
Series B Preferred Shares, $.01 par value per share; 3,450 shares issued and outstanding; liquidation preference of $102,151 and $95,791 at December 31, 2022 and 2021, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 6,900 shares issued and outstanding; liquidation preference of $203,550 and $191,130 at December 31, 2022 and 2021, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 5,000 shares issued and outstanding; liquidation preference of $146,485 and $137,891 at December 31, 2022 and 2021, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 13,333 shares authorized; 5,356 and 5,347 shares issued and outstanding at December 31, 2022 and 2021, respectively	5,356	5,347
Capital contributed in excess of par	1,858,675	1,851,866
Accumulated other comprehensive income (loss)	3,282	(8,830)
Distributions in excess of net income	(1,980,693)	(1,832,375)
Total equity (deficit) – Pennsylvania Real Estate Investment Trust	(113,226)	16,162
Noncontrolling interest	(11,210)	(9,115)
Total equity (deficit)	(124,436)	7,047
Total liabilities and equity	$1,803,129	$2,051,736

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP Measure)

(in thousands)

	December 31,
(in thousands of dollars)	2022	2021
ASSETS:
Investments in real estate, at cost:
Operating properties	$378,585	$403,799
Construction in progress	5,095	5,430
Total investments in real estate	383,680	409,229
Accumulated depreciation	(123,223)	(120,996)
Net investments in real estate	260,457	288,233
Cash and cash equivalents	45,719	25,191
Deferred costs and other assets, net	39,639	75,944
Total assets	345,815	389,368
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	199,349	224,744
FDP Term Loan, net	52,214	97,301
Partnership Loans	107,004	57,771
Other liabilities	72,539	64,597
Total liabilities	431,106	444,413
Net investment	$(85,291)	$(55,045)
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$7,845	$16,525
Distributions in excess of partnership investments	(93,136)	(71,570)
Net investments and advances	$(85,291)	$(55,045)

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 40% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended December 31, 2022

		Number	GLA	Term		Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
								$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	40	92,729	4.1		$31.36	N/A	N/A	N/A	N/A	$5.19
	Unconsolidated(4)	2	4,303	2.8		12.27	N/A	N/A	N/A	N/A
Total Under 10k sf		42	97,032	4.0		$30.51	N/A	N/A	N/A	N/A	$5.03

Over 10k sf	Consolidated	1	11,000	10.0		50.00	N/A	N/A	N/A	N/A	15.72
	Unconsolidated(4)	-	-	-		-	N/A	N/A	N/A	N/A
Total Over 10k sf		1	11,000	10.0		50.00					15.72
Total New Leases		43	108,032	4.6		$32.50	N/A	N/A	N/A	N/A	$7.37

Renewal Leases
Under 10k sf	Consolidated	87	103,368	3.1		$49.16	$49.19	$(0.03)	(0.1%)	3.0%	$0.19
	Unconsolidated(4)	5	17,693	2.5		$63.20	$58.89	4.31	7.3%	(6.8%)	-
Total Under 10k sf		92	121,061	3.1		$51.21	$50.61	$0.60	1.2%	1.4%	$0.17

Over 10k	Consolidated	2	94,481	3.0		15.21	20.39	(5.18)	(25.4%)	(27.1%)	$-

Total Over 10k sf		2	94,481	3.0		15.21	20.39	(5.18)	(25.4%)	(27.1%)	$-
Total Fixed Rent		94	215,542	3.0		$35.43	$37.36	$(1.93)	(5.2%)	(5.6%)	$0.09
Percentage in Lieu	Consolidated	14	53,911	1.9		$14.89	$15.10	$(0.21)	(1.4%)	N/A	$-
	Unconsolidated(4)	-	-	-		$-	N/A	N/A	N/A	N/A
Total Percentage in Lieu		14	53,911	1.9		$14.89	15.10	(0.21)	(1.4%)	N/A	-
Total Renewal Leases		108	269,453	2.8	`	$31.32	$32.91	$(1.59)	(4.8%)		$0.08
Total Non Anchor		151	377,485	3.3		$31.66

Anchor
New Leases	Consolidated						N/A	N/A	N/A	N/A	$-
Renewal Leases	Consolidated	1	135,186	5.0		$7.90	$6.05	$1.85	30.6%		-
Total		1	135,186	5.0		$7.90
(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) We own a 40% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2022 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 7 leases and 21,996 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Year Ended December 31, 2022

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	150	379,197	5.2	$36.06	N/A	N/A	N/A	N/A	$6.33
	Unconsolidated(4)	7	20,816	5.9	27.46	N/A	N/A	N/A	N/A	1.34
Total Under 10k sf		157	400,013	5.2	$35.61	N/A	N/A	N/A	N/A	$6.04

Over 10k sf	Consolidated	6	108,264	11.1	18.37	N/A	N/A	N/A	N/A	7.25
	Unconsolidated(4)	1	11,089	10.0	27.05	N/A	N/A	N/A	N/A	8.12
Total Over 10k sf		7	119,353	11.0	19.18					7.32
Total New Leases		164	519,366	6.6	$31.84	N/A	N/A	N/A	N/A	$6.53

Renewal Leases
Under 10k sf	Consolidated	168	290,080	3.5	$53.65	$53.74	$(0.09)	(0.2%)	4.3%	$0.60
	Unconsolidated(4)	18	49,215	2.8	$68.70	$65.90	2.80	4.2%	2.0%	-
Total Under 10k sf		186	339,295	3.4	$55.83	$55.50	$0.33	0.6%	3.9%	$0.53

Over 10k sf	Consolidated	12	336,637	3.4	18.53	19.61	$(1.08)	(5.5%)	(5.5%)	0.88
	Unconsolidated(4)	1	10,287	5.0	33.34	42.37	(9.03)	(21.3%)	(13.0%)
Total Over 10k sf		13	346,924	3.4	18.97	20.28	(1.32)	(6.5%)	(5.9%)	$0.84
Total Fixed Rent		199	686,219	3.4	$37.20	$37.70	$(0.50)	(1.3%)	1.1%	$0.69
Percentage in Lieu	Consolidated	69	233,910	2.2	27.85	31.26	$(3.41)	(10.9%)		0.37
	Unconsolidated(4)
Total Percentage in Lieu		69	233,910	2.2	$27.85	$31.26	$(3.41)	(10.9%)		$0.37
Total Renewal Leases (4)		268	920,129	3.1	$34.82	$36.06	$(1.24)	(3.4%)		$0.63
Total Non Anchor		432	1,439,495	4.3	$33.74

Anchor
New Leases		-	-	-	$-	N/A	N/A	N/A	N/A	$-
Renewal Leases	Consolidated	4	682,115	6.9	5.06	5.10	(0.04)	(0.8%)		-
Total		4	682,115	6.9	$5.06

(1) Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2) Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3) Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4) We own a 40% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2022 for further details on our ownership interests in our unconsolidated properties. Our unconsolidated properties include 27 leases and 91,407 square feet of GLA with respect to our unconsolidated partnerships.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	December 31, 2022									December 31, 2021
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI (4)	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost(3)	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost(3)	Total	Non- Anchor
Malls	92.9%	$596	$56.55	11.2%	94.8%	92.1%	95.7%	93.4%	91.4%	$603	$57.49	10.6%	93.3%	89.7%
Non-Core Malls (3)	-0.2%	$348	$35.17	10.5%	53.2%	52.5%	53.2%	52.5%	0.6%	$283	$30.06	10.2%	50.2%	46.1%
Malls Total	92.7%	$594	$56.29	11.2%	92.2%	90.3%	93.0%	91.6%	92.0%	$596	$56.89	10.6%	90.6%	87.8%
Other Retail Properties	5.2%	n/a	$19.25	n/a	99.4%	99.3%	99.4%	99.3%	5.5%	n/a	$19.09	n/a	93.0%	92.2%
Total Retail Properties	97.9%	$594	$47.55	11.2%	92.8%	91.3%	93.6%	92.5%	97.5%	$596	$48.33	10.6%	90.8%	88.3%
Sold Properties	2.6%	n/a		n/a					2.8%	$460	$41.39	8.1%	85.4%	80.6%
Other Properties	-0.4%	n/a		n/a					-0.3%	n/a		n/a
Total Portfolio	100.0%	$594	$47.55	11.2%	92.8%	91.3%	93.6%	92.5%	100.0%	$596	$47.73	10.5%	90.4%	87.7%

(1) Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(2) Average gross rent for mall tenants greater than 10,000 sf was $22.00 per square foot as of December 31, 2022 and $22.52 per square foot as of December 31, 2021.

(3) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.

(4) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	December 31, 2022				December 31, 2021			Change
	% of Mall NOI (2)	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Cherry Hill Mall	13.6%	$926	95.9%	95.1%	$936	95.7%	94.8%	(1.1%)	0.2%	0.3%
Willow Grove Park	5.3%	780	96.8%	94.4%	777	97.8%	96.1%	0.4%	(1.0%)	(1.7%)
Woodland Mall	6.6%	646	97.8%	97.4%	632	88.7%	86.6%	2.2%	9.1%	10.8%
Lehigh Valley Mall	7.0%	629	87.3%	79.5%	630	89.1%	82.3%	(0.2%)	(1.8%)	(2.8%)
Dartmouth Mall	4.7%	597	99.9%	99.9%	580	93.1%	90.2%	2.9%	6.8%	9.7%
Springfield Town Center	10.5%	572	91.1%	88.0%	558	91.7%	88.8%	2.5%	(0.6%)	(0.8%)
	47.7%	$705	93.8%	91.3%	$704	92.5%	89.5%	0.1%	1.3%	1.8%

Malls 7-12
Mall at Prince Georges	8.4%	$561	99.0%	98.4%	$544	99.0%	98.3%	3.1%	0.0%	0.1%
Jacksonville Mall	4.1%	540	99.3%	98.6%	548	99.9%	99.8%	(1.5%)	(0.6%)	(1.2%)
Capital City Mall	5.8%	531	99.0%	98.5%	551	98.8%	98.3%	(3.6%)	0.2%	0.2%
Viewmont Mall	4.1%	508	99.7%	99.4%	546	98.3%	96.5%	(7.0%)	1.4%	2.9%
Magnolia Mall	3.2%	496	98.6%	97.5%	540	99.1%	98.5%	(8.1%)	(0.5%)	(1.0%)
Patrick Henry Mall	5.0%	494	97.1%	95.8%	555	95.7%	93.8%	(11.0%)	1.4%	2.0%
	30.6%	$522	98.8%	98.0%	$548	98.6%	97.6%	-4.7%	0.2%	0.4%

Malls 13-19
Valley Mall	4.8%	$479	99.4%	98.6%	$522	98.2%	96.0%	(8.2%)	1.2%	2.6%
Moorestown Mall	2.9%	441	97.7%	95.9%	438	96.4%	93.7%	0.7%	1.3%	2.2%
Springfield Mall	1.5%	418	94.9%	94.9%	495	87.6%	87.6%	(15.6%)	7.3%	7.3%
Francis Scott Key Mall	3.7%	414	97.7%	96.4%	427	93.9%	90.5%	(3.0%)	3.8%	5.9%
Plymouth Meeting Mall	3.9%	402	88.9%	83.7%	386	85.2%	78.2%	4.1%	3.7%	5.5%
Fashion District Philadelphia	2.8%	n/a	81.4%	76.5%	n/a	79.0%	73.3%	n/a	2.4%	3.2%
	19.4%	$434	92.6%	88.6%	$461	89.9%	84.4%	-5.9%	2.7%	4.2%

All Core Malls	97.7%	$596	94.8%	92.1%	$603	93.3%	89.7%	-1.2%	1.5%	2.4%

Non-Core Malls
Exton Square Mall	-0.2%	$348	53.2%	52.5%	283	50.2%	46.1%	23.0%	3.0%	6.4%
All Non-Core Malls	-0.2%	$348	53.2%	52.5%	$283	50.2%	46.1%	23.0%	3.0%	6.4%

Sold Malls
Cumberland Mall	2.5%	n/a	n/a	n/a	$460	90.8%	84.9%	n/a	n/a	n/a
Sold Malls			n/a	n/a	$460	90.8%	84.9%

All Malls	100.0%	$594	92.2%	90.3%	$596	90.6%	87.7%	-0.3%	1.6%	2.6%

(1) Beginning in the third quarter of 2021, Fashion District Philadelphia is classified as a Core Mall, compared to prior quarters when it was classified as a Non-Core Mall.
(2) NOI is a non-GAAP measure. See definition of NOI on page 34.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

December 31, 2022

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations	Percentage of Annualized Gross Rent(1)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker	29	6	35	4.0%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Piercing Pagoda Plus, Zales Jewelers, Banter by Piercing Pagoda	43	8	51	3.2%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters, Offline	15	4	19	2.8%
Victoria's Secret & Co.	Victoria's Secret, Pink	13	3	16	2.7%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	9	1	10	2.7%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	1.9%
Sycamore Partners	Hot Topic, Talbots, Torrid, AnnTaylor, Loft, Belk	34	7	41	1.8%
Macy's	Bloomingdale's, Macy's	12	2	14	1.8%
Express, Inc	Express, Express Factory Outlet, Express Men	10	3	13	1.8%
JD Sports Fashion PLC	DTLR, Finish Line, JD Sports, Villa	12	2	14	1.7%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	21	5	26	1.7%
Gap, Inc.	Banana Republic, Gap/Gap Kids, Old Navy	9	5	14	1.6%
Hennes & Mauritz L.P.	H & M	12	1	13	1.5%
Cineworld Group	Regal Cinemas	3	-	3	1.4%
Bath & Body Works, Inc.	Bath & Body Works	16	3	19	1.4%
Authentic Brands Group LLC	Aeropostale, Forever 21, Lucky Brand Jeans	18	5	23	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	7	-	7	1.3%
AMC Entertainment Holdings, Inc.	AMC	3	1	4	1.1%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut	19	6	25	1.1%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore	13	2	15	1.0%
Total Top 20 Tenants		301	65	366	38.2%
Total Leases		1,306	297	1,603	100.0%
(1)
Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of December 31, 2022.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of December 31, 2022

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2022 and Prior	99	200,939	2.6%	15,267	13,056	4.8%	75.98
2023	242	1,016,567	12.9%	41,409	34,251	12.7%	40.73
2024	297	994,165	12.7%	44,849	39,656	14.7%	45.11
2025	236	1,013,285	12.9%	43,213	39,831	14.7%	42.65
2026	133	759,029	9.6%	29,392	26,418	9.8%	38.72
2027	146	915,888	11.6%	31,804	29,498	10.9%	34.73
2028	95	704,282	9.0%	26,615	24,617	9.1%	37.79
2029	72	515,063	6.5%	21,304	17,369	6.4%	41.36
2030	62	465,632	5.9%	19,537	16,738	6.2%	41.96
2031	39	404,188	5.1%	12,167	10,295	3.8%	30.10
Thereafter	70	878,940	11.2%	23,759	18,732	6.9%	27.03
Total/Average	1,491	7,867,978	100.0%	$309,316	$270,461	100.0%	$39.31

Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2022 and prior	2	376,694	8.3%	710	355	1.5%	1.88
2023	1	121,200	2.7%	336	336	1.4%	2.77
2024	2	218,332	4.8%	983	983	4.0%	4.50
2025	8	929,729	20.6%	2,045	2,045	8.4%	2.20
2026	6	470,638	10.4%	3,910	2,646	10.9%	8.31
2027	2	275,250	6.1%	1,743	1,743	7.2%	6.33
2028	10	1,178,191	26.2%	6,940	6,940	28.5%	5.89
2029	2	200,341	4.4%	3,278	3,278	13.5%	16.36
2030	2	85,718	1.9%	1,522	1,522	6.3%	17.75
2031	2	166,523	3.7%	932	932	3.8%	5.60
Thereafter	4	493,572	10.9%	3,513	3,513	14.5%	7.12
Total/Average	41	4,516,188	100.0%	$25,912	$24,293	100.0%	$5.74

(1) Does not include tenants occupying space under license agreements with initial terms of less than one year.

(2) Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of December 31, 2022

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA
Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2025	102,825	Macy's	120,000	104,806	179,779	4,940	624,329
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	243,628	416,242	34,197	1,310,952
					Macy's	304,600
Dartmouth Mall	Dartmouth, MA	JCPenney	2025	100,020	Macy's	140,000	106,859	149,780	400	632,513
		Burlington	2030	43,835
		AMC Theaters	2026				44,988
		Aldi	2031				24,063
		WOW Dartmouth	2033				22,568
Fashion District Philadelphia	Philadelphia, PA	Burlington	2032	85,162			179,365	122,753	157,853	850,851
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2038				29,762
		H&M	2030				38,694
		Shopper's World	2026	95,159
		Primark	2032				47,488
Francis Scott Key Mall	Frederick, MD	JCPenney	2025	101,293	Macy's	139,333	139,863	183,070	14,054	748,646
		Sears (3)	2028	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2026	72,510			123,079	124,120	3,604	492,918
		JCPenney	2025	51,812
		Sears (3)	2026	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2023	164,694	JCPenney	207,292	185,631	300,574	125,461	1,195,652
		Macy's	2023	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	133,587	8,355	580,760
		Best Buy	2028	32,054
		Tilt Studio	2031	104,107
		Dick's Sporting Goods	2026				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765	Cooper Hospital (2)	182,153	110,814	206,326	17,146	926,733
		Regal Cinemas	2030				57,843
		HomeSense	2028	28,486
		Turn 7 Liquidations	2023	121,200

Pennsylvania Real Estate Investment Trust

Property Information as of December 31, 2022

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2027	50,250	Dillard's	144,157	60,095	225,621	12,586	717,921
		JCPenney	2025	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			171,330	210,753	101,485	917,844
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	190,912	11,263	610,651
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2035	252,245	JCPenney	209,144	181,785	325,472	87,914	1,374,187
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2031				49,788
The Mall at Prince George's	Hyattsville, MD	Macy's	2028	195,655			268,818	238,051	8,498	846,208
		Target	2029	135,186
Valley Mall	Hagerstown, MD	JCPenney	2025	157,455			95,023	214,835	5,260	828,983
		Belk	2028	123,094
		Regal Cinemas	2033				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	76,053	166,126	1,608	689,277
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2027	225,000	Bloomingdale's	237,537	78,219	259,064	20,063	1,035,799
		Nordstrom Rack	2024	40,332	Sears(1)(3)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	115,714	308,689	12,541	982,252
					Macy's	157,316
		Phoenix Theatres	2037				46,922
Total Core Malls				4,181,498		3,294,847	3,307,149	3,955,754	627,228	15,366,476

Pennsylvania Real Estate Investment Trust

Property Information as of December 31, 2022

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA
Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	58,269	135,366	378,939	990,145
		Round 1	2026	58,371
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	328,809	49,012	7,280	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2026	59,620	BJ's Wholesale Club	116,872	293,144	54,141	-	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2026				49,381
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				363,176		929,142	1,002,369	253,726	386,219	2,934,632
Total Portfolio				4,544,674		4,223,989	4,309,518	4,209,480	1,013,447	18,301,108

(1) Approximately 78,000 square feet of this space has been subleased to Primark.

(2) Former Sears was acquired by Cooper Hospital. The site is under development and currently not operating.

(3) Store not operating, but tenant still financially obligated to landlord.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	December 31, 2022
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$138,423	$-	$65,874	$72,549	$-
Cherry Hill Mall	472,612	-	290,914	181,698	243,674
Dartmouth Mall	90,650	110	52,397	38,363	53,727
Francis Scott Key Mall	96,607	-	50,821	45,786	52,458
Jacksonville Mall	93,141	-	47,379	45,762	-
Magnolia Mall	105,885	-	57,972	47,913	-
Moorestown Mall	175,743	-	87,323	88,420	-
Patrick Henry Mall	158,077	-	85,384	72,693	83,079
Plymouth Meeting Mall	146,112	-	94,518	51,594	-
The Mall at Prince George's	137,028	218	79,096	58,150	-
Springfield Town Center	495,648	3,349	106,380	392,617	-
Valley Mall	148,538	1,229	62,667	87,100	-
Viewmont Mall	122,112	-	63,261	58,851	67,185
Willow Grove Park	232,675	37,639	126,094	144,220	145,237
Woodland Mall	281,693	114	99,985	181,822	106,100
Total Core Malls	2,894,944	42,659	1,370,065	1,567,538	751,460

Total Malls	$2,894,944	$42,659	$1,370,065	$1,567,538	$751,460

Other Properties
Land held for development	2,058	-	-	2,058	-
Total Investment in Real Estate	$2,897,002	$42,659	$1,370,065	$1,569,596	$751,460

Assets Held For Sale
Exton Square Mall	25,838	-	-	25,838	-
The Mall at Prince George's	4,861	-	-	4,861	-
Moorestown Mall	447	-	-	447	-
Woodland Mall	1,054	-	-	1,054	-
Plymouth Meeting Whole Foods	26,362	-	-	26,362	-
Total held for sale	$58,562	$-	$-	$58,562	$-
(1)
Refer to page 29-32 for further debt information regarding consolidated properties.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	December 31, 2022
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Unconsolidated Malls
Fashion District Philadelphia	$166,633	$810	$(9,498)	$157,945	$159,218
Lehigh Valley Mall	57,331	688	(33,314)	24,705	90,664
Springfield Mall	58,749	60	(28,580)	30,229	28,303
Total Unconsolidated Malls	$282,713	$1,558	$(71,392)	$212,879	$278,185

Unconsolidated Other Retail Properties
Metroplex Shopping Center	46,518	2,772	(28,908)	20,382	34,342
The Court at Oxford Valley	28,411	-	(14,323)	14,088	27,500
Red Rose Commons	14,598	-	(6,175)	8,423	16,529
Total Unconsolidated Other Retail Properties	$89,527	$2,772	$(49,406)	$42,893	$78,371
Unconsolidated Property Under Development
Pavilion at Market East	6,345	765	(2,425)	4,685	$3,010
Total Investment in Real Estate	$378,585	$5,095	$(123,223)	$260,457	$359,566
(1)
Refer to pages 29-31 for further debt information regarding equity method investments at ownership share.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three Months and Year Ended December 31, 2022

(in thousands)

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$1,441	$233	$1,674	$4,517	$1,425	$5,942
Tenant allowances	2,105	502	2,607	7,017	912	7,929
Recurring capital expenditures:
CAM expenditures	2,856	70	2,926	5,720	419	6,139
Non-CAM expenditures	674	25	699	1,359	28	1,387
Total recurring capital expenditures	3,530	95	3,625	7,079	447	7,526
Total	$7,076	$830	$7,906	$18,613	$2,784	$21,397

(1) Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of December 31, 2022

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$625,717	29.6%	$125,743	6.0%	$751,460	35.6%
Unconsolidated mortgage loans payable (3)	200,348	9.5%	-	0.0%	200,348	9.4%
Consolidated Term Loans (4)	300,000	14.2%	679,186	32.1%	979,186	46.3%
Unconsolidated Term Loans (5)	107,004	5.0%	52,214	2.5%	159,218	7.5%
2020 Revolving Facility	-	0.0%	22,481	1.2%	22,481	1.2%
Total Outstanding Debt	$1,233,069	58.4%	$879,624	41.8%	$2,112,693	100.0%
Average Stated Interest Rate	6.12%		11.18%		8.28%

(1) Includes variable rate debt swapped to fixed rate debt.

(2) Excludes deferred financing costs of $2,065.

(3) Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $999.

(4) Excludes deferred financing costs of $2,283.

(5) Reflects our share of Term Loan debt of equity method investee.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	9/30/2022	$1,001,741	$26,078	$1,132,289	$2,160,108
Mortgage loan amortization, including our share of debt of equity method investees		(8,264)	-	-	(8,264)
Mortgage loan paydowns, payoffs and sales		(41,669)	-	-	(41,669)
First Lien Revolver Paydown		-	(3,597)	-	(3,597)
First Lien Term Loan Paydown		-	-	(13,090)	(13,090)
2018 FDP Term Loan Paydown		-	-	(45,088)	(45,088)
2020 and 2022 FDP Partnership Loan Borrowing		-	-	45,404	45,404
Second Lien Term Loan PIK Interest		-	-	18,889	18,889
Ending Balance	12/31/2022	$951,808	$22,481	$1,138,404	$2,112,693
Weighted Average Balance		$973,786	$24,168	$1,129,771	$2,127,724

Pennsylvania Real Estate Investment Trust

Debt Analysis as of December 31, 2022 (continued)

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2020 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2023	$12,504	$(1,868)	$434,626	$22,481	$979,186	$(2,283)	$1,444,646
2024	10,242	(453)	119,643	-	52,214	-	181,646
2025	9,031	(224)	240,654	-	-	-	249,461
2026	4,162	(125)	-	-	-	-	4,037
2027	3,859	(118)	79,789	-	100,000	-	183,530
Thereafter	5,773	(276)	31,525	-	7,004	-	44,026
	$45,571	$(3,064)	$906,237	$22,481	$1,138,404	$(2,283)	$2,107,346

(1) The weighted average period to total debt maturity is 1.57 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2023	$437,843	4.99%
2024	119,643	7.30%
2025	259,629	4.11%
2026	-	0.00%
2027	90,664	4.06%
Thereafter	44,029	3.23%
Total	$951,808	4.87%

(1) Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of December 31, 2022

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Cherry Hill Mall	$243,674	3.90%	$16,980	$243,674	February 2023	May 2023
Dartmouth Mall	53,727	3.97%	3,825	53,299	April 2023	April 2023
Metroplex Shopping Center (1)	34,342	5.00%	2,818	33,502	October 2023	October 2023
Francis Scott Key Mall	40,000	7.19%	2,876	40,000	June 2024	June 2025
Viewmont Mall	60,000	7.19%	4,314	60,000	June 2024	June 2025
Patrick Henry Mall	83,079	4.35%	5,748	77,591	July 2025	July 2025
Pavilion East Associates (1)	3,010	5.50%	267	3,010	October 2025	October 2027
Springfield Mall (1)	28,303	4.45%	1,964	26,299	October 2025	October 2025
Willow Grove Park	145,237	3.88%	9,599	133,754	October 2025	October 2025
Lehigh Valley Mall (1)	90,664	4.06%	5,768	79,789	November 2027	November 2027
Red Rose Commons (1)	16,529	3.28%	978	13,183	July 2031	July 2031
The Court at Oxford Valley (1)	27,500	3.20%	2,058	18,343	July 2031	July 2031

Total Fixed Rate Mortgage Loans	$826,065	4.39%	$57,195	$782,444

Variable Rate Mortgage Loans
Woodland Mall	$106,100	8.00%	$12,688	$106,100	June 2023	October 2023
Francis Scott Key Mall	12,458	7.84%	976	12,458	June 2024	June 2025
Viewmont Mall	7,185	7.84%	563	7,185	June 2024	June 2025
Total Variable Rate Mortgage Loans	$125,743	7.92%	$14,227	$125,743
Total Mortgage Loans	$951,808	4.87%	$71,422	$908,187

Consolidated Mortgage Loans	$751,460	5.07%	$57,569	$734,062
Consolidated Deferred Financing Fees	(2,065)	N/A	N/A	N/A
Unconsolidated Mortgage Loans	200,348	4.11%	13,853	174,125
Unconsolidated Deferred Financing Fees	(999)	N/A	N/A	N/A
First Lien Term Loan (2)	332,051	8.57%	28,471	332,051	December 2023	December 2023
Second Lien Term Loan	647,135	12.27%	79,431	647,135	December 2023	December 2023
2018 FDP Term Loan	52,214	7.62%	3,979	52,214	January 2023	January 2024
Term Loan Deferred Financing Fees	(2,283)	N/A	N/A	N/A
First Lien Revolver	22,481	7.62%	1,713	22,481	December 2023	December 2023
2020 FDP Partnership Loan	100,000	15.00%	15,000	100,000	December 2027	December 2027
2022 FDP Partnership Loan	7,004	15.00%	1,051	7,004	August 2029	August 2029
Total	$2,107,346	8.28%	$201,067	$2,069,072
Amortization of Deferred Financing Fees	—	0.02%	—	—
Effective Interest Rate	$2,107,346	8.30%	$201,067	$2,069,072

(1) Includes our share of debt of equity method investees, based on our ownership percentage.

(2) All or a portion of the loan has been effectively swapped to the fixed interest rate presented.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios

December 31, 2022
Debt Yield Ratio (1)
Maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021	20.67%
Maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021	8.42%
Liquidity (1)
Maintain minimum liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements	$119.9
(1)
The First Lien Credit Agreement and Second Lien Credit Agreement (collectively, the "Credit Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios and liquidity. All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Agreements. In addition to the ratios set forth herein, there are several other requirements set forth in the covenants under the Credit Agreements with which the Company must comply. As of December 31, 2022, we were in compliance with terms under the Credit Agreements, however, a material decline in future operating results could affect our ability to comply with the financial covenants, including additional covenants that came into effect starting on December 31, 2021.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Quarterly Supplemental and Operating Information for the quarter ended December 31, 2022 contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
our substantial debt and our ability to satisfy our obligations or extend the maturity of or refinance our outstanding debt at or prior to maturity, particularly in light of increasing interest rates, and our ability to remain in compliance with our financial covenants under our debt facilities;
•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruption and also have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment, the potential for recession and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; and,
•
potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the section entitled "Item 1A. Risk Factors" of each of our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 and any subsequent reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and have used it as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the years ended December 31, 2022 and 2021, respectively, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, gains on sales of equity method investments, gains on sale of real estate by equity method investee, provision for employee separation expense, insurance recoveries or losses, net, gain/loss on hedge ineffectiveness, gain on sale of preferred equity interest and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, insurance recoveries, gain on debt extinguishment, gain on sale of preferred equity interest, gain on hedge ineffectiveness and reorganization expenses.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, other expenses (which includes provision for employee separation expense and project costs), interest expense, reorganization expenses, impairment of assets, equity in loss/income of partnerships, gain on extinguishment of debt, gain/loss on sales of real estate, gain on sale of equity method investee, gain on sale of real estate by equity method investee, gain on sales of non-operating real estate and gain/loss on sale of preferred equity interest.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.